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                                 [EXHIBIT 10.20]

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The ST PAUL

                                AGENCY AGREEMENT


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Each of the Companies designated below is a party to this Agreement and is referred to as "the Company."
St. Paul Fire and Marine Insurance Company
St. Paul Mercury Insurance Company

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Agency Number               Agency Name
430154                      Beehive Insurance Agency Inc.
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Agency Address
Salt Lake City, Utah   84101
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an independent contractor, is a party to this Agreement and is referred to as
"the Agent." This Agreement shall become effective on the 1 day of January, 1994. This Agreement shall be effective only if an Agency Agreement Addendum is attached. Pursuant to the Agent's request for underwriting facilities and other services, the Company and the Agent agree as follows:

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                                    ARTICLE I

                             AUTHORITY OF THE AGENT
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Subject to legal requirements and to the terms and conditions of this Agreement, the Agent has authority on behalf of the Company to do the following:

1. To accept applications for insurance; to bind the Company on coverages; and to issue, endorse, provide certificates of insurance and cancel contracts of insurance; all subject to the letter of authority and subject to the underwriting rules and requirements of the Company.

2. To pay claims within the specific authority granted by the Company.

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                                   ARTICLE II

                                RESPONSIBILITIES
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The Agent agrees to make the Agent's financial and account records on Company business available to the Company for inspection and audit; to promptly report all claims and deliver all relevant claims information involving coverages placed with the Company to the nearest Company Claims Office or authorized representative; to provide reliable underwriting information; and to submit written binders to the Company within three working days of



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coverage inception. To notify the Company prior to the pledging or granting of a security interest in the expirations on Company's business.

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                                   ARTICLE III

                               PREMIUM COLLECTION
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A.      Agency Billed Business

1. On all business, except direct bill business, the Agent is responsible for the collection of premiums and all such premiums are to be held in trust for and on behalf of the Company. The Agent may retain out of premiums collected, as full compensation, commissions as indicated on commission schedules furnished by the Company. If permitted by law, the Agent may retain any income earned on the premiums held in trust.

2. The Agent shall prepare, or have the Company prepare, a monthly account of money due the Company on business transacted during the month. The account is to be received by the Company within 10 days after the end of the month for which the account is rendered. All balances shown to be due on the account shall be paid by the Agent on or before the 15th day of the second month following the month for which the account is rendered. These balances shall be payable whether or not collected from the policyholder.

3. The Agent is responsible for returning premiums, including commission at the same rate as originally retained, to the customer on all policy amendments or cancellations.

4. The Agent shall pay balances developed by audit or report of values. This requirement is waived if the Agent notifies the Company in writing within 45 days of the Company billing date or revised billing date, if any, of these additional premiums that the item has not and cannot be collected by the Agent. The Company will then attempt to collect directly from the insured. Commissions will not be paid to the Agent on any premiums collected by the Company.

5. For agency billed retrospective rated policies and large deductible policies the Company and the Agent shall set forth under a separate agreement each of the parties' responsibilities for the collection of retrospective rated adjustments and deductibles.

B.      Direct Bill Business

1. For all risks which are billed and/or renewed directly with the policyholder by the Company, the Company is responsible for billing and collecting all premiums. The Agent, however, is responsible for the prompt submission of completed applications and any earned premium which was collected or should have been collected. Any commission due the Agent shall be payable monthly within 15 days after the end of the month in which the amount becomes due.


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2. The Agent's name shall be displayed prominently on all policies, renewal certificates and bills. The Agent will also be named as a source for additional information and services when the Company makes changes that affect direct bill policies.

3. If requested, the Company will furnish to the Agent a complete list of direct bill policyholders together with expiration dates on an annual basis.

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                                   ARTICLE IV

                             REVISIONS TO AGREEMENT
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This Agreement may be revised at any time by mutual written agreement of the
Agent and the Company.

A.      Commission Revisions

1. The Company may revise any rate of commission specified in any Commission Schedule by giving 90 days written notice to the Agent. After the first 12 months of this Agreement, no change in a commission rate may be made until such rate has been in effect for 12 months.

B.      Letter of Authority Revisions

1. The Company may revise the Agent's letter of authority at any time by giving 30 days written notice to the Agent.

C.      Other Revisions

1. The Company may revise any provision of this Agreement upon 90 days written notice to the Agent.

All revisions allowed under paragraph A, B and C of this Article IV will be communicated to the Agent by a representative of the Company and the Agent shall be given an opportunity to discuss the revisions. Nothing in this Article IV shall affect the Company's right to terminate or suspend this Agreement pursuant to Article V.

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                                    ARTICLE V

                           TERMINATION AND SUSPENSION
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A.      Termination

1. If this Agreement or its predecessor has been in effect for five or more years and there has not been a majority ownership change in the Agent, then before taking any steps to terminate this Agreement, (except termination for cause), the Company will try to work with the Agent to avoid


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termination by establishing a period of reconciliation, provided that the Agent and the Company agree on a written plan for reconciliation outlining specific goals and time periods within which these goals must be achieved.

2. This Agreement may be terminated by the Agent at any time by written notice to the Company. The Company may terminate this Agreement at any time upon at leat 90 days written notice to the Agent. Upon the Agent's receipt of the termination notice, all binding authority for new business is rescinded. After the 90 days notice period, all binding authority for renewal business is rescinded. All other provisions of this Agreement shall remain in full force until all policies have expired or been terminated and all balances paid to the Company.

3. In the event of termination, the Company agrees to notify all direct bill policyholders of the Company's intent not to renew. This notice shall be forwarded directly to the policyholder 30 days prior to the renewal date or such other time as required by law.

The notice to the policyholder shall make no reference to the reasons for the termination of this Agreement. The notice will refer the policyholder to the Agent.

4. The Company will renew at the Agent's request any policy having an expiration date or anniversary date during the 12 months after the date the Agent receives the termination notice, provided that such renewals meet the Company's normal underwriting standards. Such renewals shall be at the then current rate of commission and shall be for one additional term not to exceed one year. The renewal for continuous policies shall be for one year beyond the anniversary date.

5. The Agent shall be entitled to commission at the current rate for one year on those policies which must be continued indefinitely such as policies continued by government authority. After the one year period, commissions, if any, shall be determined by the Company.

6. Upon termination of this Agreement by the Company, and if a risk meets the Company's then current underwriting standards, the Company will not cancel the risk except for the following reasons:

        a) Non-payment of premium.

        b) An increase in hazard.

        c) Fraud or material misrepresentation.

7. If the Agent terminates this Agreement, the Company may cancel a risk for any reason allowed by law.

B.      Termination for Cause

The Company may immediately terminate this Agreement and the rights granted to the Agent by this Agreement do not apply before or after termination if the
Agent:


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1. Loses its license to engage in the business of insurance.

2. Fails to pay balances due according to the terms of this Agreement.

3. Engages in fraudulent or otherwise illegal activities of any kind whether involving the business of insurance or not.

4. Violates the terms of this Agreement or engages in the unauthorized use of powers of attorney.

C. Suspension

By written notice the Company may suspend, rather than terminate this Agreement if the Agent breaches any term of this Agreement. During the suspension period the Agent has not authority to receive and accept proposals of insurance or to bind the Company on coverages. As a condition for reinstatement, the Agent agrees to provide the Company, fit he Company so requests, with personal indemnities from individuals designated by the Company.

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                                   ARTICLE VI

                            OWNERSHIP OF EXPIRATIONS
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A. Subject to the provisions of this paragraph the use and control of expirations, including those on direct bill business, the records thereof, and the Agent's work product, shall remain in the undisputed possession and ownership of the Agent, and the Company shall not use its records of those expirations in any marketing method for the sale, service, or renewal of any form of insurance coverage, or other product which shall abridge the Agent's right of ownership, use, and control, nor shall the Company refer or communicate this expiration information or work product to any other agent or broker.

If the Agent has not properly accounted for and paid all premiums due to the Company, the ownership and control of the Agent's expirations shall be vested in the Company as of the date of the notice of termination. The Agent hereby grants to Company a security interest in the Agent's expirations. If the Company assumes control of the Agent's expirations, it will use reasonable business judgment in attempting to negotiate their sale. The Company will be accountable to the Agent for any sums collected, less expenses, in excess of the indebtedness. The Agent agrees that this Agreement may be used as a security agreement and that the Company may file this Agreement as a Uniform Commercial Code Financing Statement (UCC-1).

B. The Agent shall remain liable for any indebtedness exceeding the net amount received by the Company for the sale of the expirations.



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C. The Company will not knowing take any action that could be construed as moving a policy from one Agent of the Company to another without direction from the policyholder, or unless required to do so by law. A policyholder's statement designating an Agent shall be binding on the Agent and the Company.

1. If a conflict exists as to whether the Agent or another agent of the Company is authorized to represent an existing or prospective policyholder, the policyholder's written producer of record designation signed by the policyholder shall be final and binding upon the parties.

2. The parties shall comply with the Company's policies and procedures governing the designation of producers of record.

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                                   ARTICLE VII

                            INDEMNIFICATION OF AGENT
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The Company will defend and indemnify the Agent against any liability, including defense costs, which are imposed on the Agent by law for damages caused by acts or omissions of the Company, provided the Agent did not cause, contribute to or compound such liability by its own acts or omissions. The Agent shall give the Company prompt notice of any such claim and allow the Company to direct the investigation, settlement and defense of any such claim. The Company has the express right to settle any said indemnified act whether or not the Agent consents thereto.

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                                  ARTICLE VIII

                                OTHER CONDITIONS
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A.      The Company is not responsible for any expense incurred by the Agent.

B. Money due the Agent on policies other than direct bill policies shall be payable monthly. The payments shall be paid or credited against outstanding balances, if any, by the Company not later than the 15th day of the second month following the month for which the account is rendered.

C. All supplies furnished to the Agent by the Company shall remain the property of the Company.

D. The Company will send to the Agent a copy of all engineering recommendations, audit reports and cancellation notices sent to the policyholder.

E. The company will credit the Agent's experience records for subrogation and salvage recoveries in computing the Agent's loss ratio.

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f. The Agent shall not broadcast, publish or distribute any advertisements or other matter referring to the Company or to the Company's contracts of insurance, not originated by the Company, without first securing the Company's approval. The Company may send sales promotion material to then current insureds provided by the Company sends the Agent an advance copy of any such material. The Company may also provide direct bill policyholders information of general interest such as broader perils, available options for deductibles, loss reduction information or other optional coverages.

G. Except for the St. Paul/Seaboard agreement this Agreement supersedes all previous Agency Agreements, between the Company and the Agent. This Agreement may be assigned by the Agent or the Company only upon written consent of the other.





The Company and the Agent have executed this Agreement this Seventh day of September, 1993



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